Exhibit 3.1

          FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

                            ARTICLES OF INCORPORATION

                                       OF

                              CHoPP COMPUTER CORP.

 SEP 24 1996

No. C20112-96
   ------------------

/s/ [ILLEGIBLE]
[ILLEGIBLE] SECRETARY OF STATE

KNOW ALL MEN BY THESE PRESENTS:

      That I, the undersigned, have this day voluntarily associated myself for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and I HEREBY CERTIFY:

      FIRST:  The name of said corporation is:

              CHoPP COMPUTER CORP.

      SECOND: The name and address of the resident agent is:

              J. Douglas Clark
              One East Liberty St., Ste. 504
              Reno, Nevada 89501

      THIRD: The maximum number of shares of stock of the corportion that may be issued is Twenty Million (20,000,000) with a par value of .001, consisting entirely of voting common shares.

      FOURTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time by increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1).

            The name and post office address of the first Board of Directors, which shall be one (1) in number, is as follows:

               NAME                          ADDRESS

               Don Hutton                    2255 Araby Drive
                                             Palm Springs, CA 92264

      FIFTH: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

               NAME                          ADDRESS

               Kathi Price                   P.O. Box 2310
                                             Reno, Nevada 89505

      SIXTH: No director or officer of this corporation shall be personally liable to the corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer except for:

            (a) Acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

            (b)   The payment of distributions in violation of NRS 78.300.

      SEVENTH: This corporation is to have perpetual existence.

      EIGHTH: (I) Every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, adminstrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or sufferred by him in connection therewith. Such right of indemnificatin shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

            (2) the expenses of officers and directors and their legal representatives incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section
(2) do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification provided for in this section (2) shall not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involve intentional misconduct, fraud of a knowing violation of the law and was material to the cause of action.

            (3) The Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada. This corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or of its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such satus, to the fullest extent permitted by the laws of the State of Nevada whether or not the corporation would have the power to indemnify such person. No financial arrangements made pursuant to this section (3) may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advanced of expenses or indemnification ordered by a court.

      NINTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, I have hereunto set my respective hand this 16th day of September, 1996.


                                        /s/ Kathi Price
                                        ----------------------------------------
                                        KATHI PRICE

STATE OF NEVADA  )
                 : ss.
COUNTY OF WASHOE )

      On this 10th day of September, 1996, before me, a Notary Public, personally appeared KATHI PRICE, who severally acknowledged to me that she executed the foregoing instrument.

-----------------------------------------------
                CYNTHIA Q. TOPOIAN
[LOGO]    Notary Public - State of Nevada
       Appointment Recorded in Washoe County
        MY APPOINTMENT EXPIRES DEC. 7, 1997
-----------------------------------------------


                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        NOTARY PUBLIC

                 [ILLEGIBLE LETTERHEAD FOR THE STATE OF NEVADA]

       FILED
IN THE OFFICE OF THE
    [ILLEGIBLE]
  STATE OF NEVADA

No. FEB 12 1999
    ------------------
    /s/ [ILLEGIBLE]
[ILLEGIBLE] SECRETARY OF STATE

             Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations
         (Pursuant to NRS 78-385 and 78-390 - After Issuance of Stock)
                             -Remit in Duplicate -

1. Name of corporation: CHOPP COMPUTER CORP.

2. The articles have been amended as follows (provide article numbers, if available):

      ARTICLE #1 HAS BEEN AMENDED AS FOLLOWS:

      THE COMPANY NAME HAS BEEN CHANGED TO: ANTS SOFTWARE.COM

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%.

4. Signature


/s/ Donald R. Hutton                         /s/ Alison B. Hicks
---------------------------------            ---------------------------------
President or Vice President                  Secretary or Asst. Secretary
(acknowledgement required)                   (acknowledgement required)

State of: California
          ---------------------------------------
County of: SANTA BARBARA
           --------------------------------------
This [ILLEGIBLE] was acknowledged before me on
February 12th, 1999,                           by
----------------------------------------------
Penny M. Sharrett                (Name of Person)
---------------------------------
as Notary Public
   ----------------------------------------------
as designated to sign this certificate
of Donald R. Hutton
   ----------------------------------------------
(name on behalf of whom instrument was executed)

/s/ Penny M. Sharrett
-------------------------------------------------
Notary Public Signature

----------------------------------------------
                 PENNY M. SHARRETT
         Commission  [ILLEGIBLE] 1176066
[LOGO]      Notary Public - California
               Santa Barbara County
          My Comm. Expires May 12, 2002
----------------------------------------------

* If any proposed amendment would alter or change any preference or any [ILLEGIBLE] or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the [ILLEGIBLE] vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations of restrictions on the voting power thereof.

IMPORTANT. Failure to include any of the above information and remit the proper facts may cause this filing to be rejected.